Exhibit 99.1

Four Oaks Fincorp, Inc. Announces 2013 First Quarter Results

FOUR OAKS, N.C.--(BUSINESS WIRE)--May 17, 2013--Four Oaks Fincorp, Inc. (OTCBB:FOFN) (the “Company”), the holding company for Four Oaks Bank & Trust Company (the “Bank”), today announced the results for the first quarter ended March 31, 2013. The net income for the first quarter ended March 31, 2013 was $77,000 compared to net income of $552,000 for the same period of 2012. The provision for loan losses for the three months ended March 31, 2013 was $35,000 an increase of $282,000 compared to the negative provision of $247,000 for the same period in 2012. The Company had $1.3 million in net charge-offs recognized during the three months ended March 31, 2013 as compared to $1.5 million in net charge-offs recognized for the same period in 2012. Nonaccrual loans were $38.4 million at March 31, 2013, an increase of $2.5 million from $36.0 million at December 31, 2012. Decreases in the loan balances of $11.2 million, compared to December 31, 2012, coupled with lower reserves on impaired loans, resulted in lower allowance for loan losses (ALLL) as a percentage of gross loans at 3.13% or $15.2 million and 3.32% or $16.5 million as of March 31, 2013 and December 31, 2012, respectively. Outstanding loans declined to $486.7 million at March 31, 2013 from $497.9 million at December 31, 2012. At March 31, 2013, 20.0% or $3.1 million of the ALLL represents specific reserves on impaired loans as compared to 32.6% or $5.4 million at December 31, 2012. Management believes the March 31, 2013 allowance for loan losses is adequate to absorb probable losses inherent in the loan portfolio. We believe the strengthened internal controls related to the identification and valuation of impaired loans that we put in place during 2011 and 2012 resulted in more timely recognition of impaired assets resulting in more effective resolution of the issues. In 2013 our focus remains directed to moving impaired assets off of our balance sheet.

The Bank is well capitalized at March 31, 2013, with total risk based capital of 10.91%, tier 1 risk based capital of 9.64%, and leverage ratio of 5.19%. At December 31, 2012, the Bank had total risk based capital of 10.20%, tier 1 risk based capital of 8.93%, and leverage ratio of 5.01%. The Company had total risk based capital of 10.84%, tier 1 risk based capital of 6.38%, and leverage ratio of 3.44% at March 31, 2013, as compared to 10.17%, 5.93%, and 3.33%, respectively, at December 31, 2012. We continue actively assessing our alternatives for preserving and improving capital, which may include increasing tangible common equity and regulatory capital, reducing our balance sheet, or other strategies.

Asset Quality:

Total nonperforming assets were $52.7 million or 6.56% of total assets at March 31, 2013, as compared to $51.1 million or 5.91% of total assets at December 31, 2012. Nonperforming loans increased to $38.4 million at March 31, 2013 from $36.0 million at December 31, 2012. Foreclosed assets totaled $14.2 million at March 31, 2013, down from $15.1 million at December 31, 2012, due to $0.9 million of additions, $1.4 million of sales, and $0.4 million in write-downs from declining real estate valuations. Troubled debt restructurings (TDRs) totaled $31.8 million at March 31, 2013, and are comprised of $19.0 million which were included in nonperforming TDRs and $12.8 million which were performing TDRs. This compares to total TDRs at December 31, 2012 of $31.6 million comprised of $18.3 million non-performing TDRs which were included in nonaccrual loans, and $13.3 million which were performing TDRs. We are in partial compliance with the written agreement in place with our regulators, which calls for the Company to reduce problem assets and concentrations of credit, while also increasing capital.

Net Interest Income and Net Interest Margin:

Net interest income before the provision for loan losses totaled $5.3 million for the three months ended March 31, 2013, as compared to $5.9 million for the same period in 2012. Net interest margin annualized for the three months ended March 31, 2013 was 2.62% as compared to 2.72% as of March 31, 2012. Our net interest margin continues to suffer due to elevated levels of nonaccrual loans despite improvements in cost of funds. Interest expense declined to $2.3 million for the three months ended March 31, 2013 as compared to $3.2 million for the same period ended March 31, 2012, due to maturing deposits and lower rates on new and renewing deposits.

Non-Interest Income:

Non-interest income increased $935,000 for the three months ended March 31, 2013 to $2.1 million as compared to $1.2 million for the same period in 2012. This increase was the result of the recognition of the deposit premium of $586,000 for the sale of two branches to First Bank, an increase of $138,000 for fees earned on sales of mortgage loans held for sale, and an increase of $154,000 in fees earned on sales of the guaranteed portions of SBA and USDA loans.

Non-Interest Expense

Non-interest expenses increased $448,000 to $7.3 million for the three months ended March 31, 2013 compared to $6.8 million for the three months ended March 31, 2012. The primary increases in non-interest expenses were due to increases in professional and consulting fees of $153,000, foreclosed asset related costs of $96,000, salaries and benefits of $269,000, and other operating expenses of $154,000. These increases were offset by decreases in loan collection expenses of $115,000, and FDIC assessment premiums of $100,000. Non-interest expenses are expected to decline for the remainder of the year due to the sale of two branches in late March.

Balance Sheet and Capital

Total assets of $803.4 million at March 31, 2013 decreased 7.17% from $865.5 million at December 31, 2012. Net cash, cash equivalents, and investments of $277.5 million at March 31, 2013 decreased 8.63% compared to $303.7 million at December 31, 2012. Gross loans of $486.7 million at March 31, 2013 decreased 2.25% from $497.9 million at December 31, 2012. Total deposits of $639.1 million at March 31, 2013 decreased 8.68% from $699.9 million at December 31, 2012. Total shareholders' equity was $22.7 million at March 31, 2013 and December 31, 2012. Book value per share was unchanged at $2.90 per share at March 31, 2013 and December 31, 2012.

On March 22, 2013, the Bank sold selected deposits and assets associated with two branches located in Rockingham and Southern Pines, North Carolina. The transaction was consummated pursuant to a definitive purchase and assumption agreement with First Bank NC of Troy, North Carolina, which was entered into on September 26, 2012. Under the terms of the purchase and assumption agreement First Bank NC assumed the selected customer deposits of both branches offset by the purchase of (i) the aggregate net book value of the real property and related tangible personal property of the Rockingham, North Carolina branch as well as the value of cash on hand at the Rockingham and Southern Pines, North Carolina branches, (ii) the aggregate of certain loans for both branches and (iii) a 1% premium of the deposits assumed.

The cash settlement of $38.1 million to First Bank NC resulted from the assumption of customer deposits of $58.0 million less a 1% premium of the deposits balance of $0.6 million, and the sale of related assets comprised of $0.2 million in cash on hand, $1.9 million of real property and equipment and $17.2 million of loans valued at March 19, 2013.

Chairman, President, and Chief Executive Officer, Ayden R. Lee, Jr. states, “We believe we are making the necessary cuts and taking the necessary steps to return to profitability. We are keenly aware of and fully committed to our duty to provide shareholder value. Many positive strides have occurred, and others are underway, which are expected to improve our financial performance. We cannot thank our shareholders and customers enough for the faith exhibited and the encouragement given since 2008.”

With $803.4 million in total assets as of March 31, 2013, the Company, through its wholly owned subsidiary, Four Oaks Bank & Trust Company, offers a broad range of financial services through its fourteen offices in Four Oaks, Clayton, Smithfield, Garner, Benson, Fuquay-Varina, Wallace, Holly Springs, Harrells, Zebulon, Dunn, and Raleigh, North Carolina. Four Oaks Fincorp, Inc. trades through its market makers under the symbol of FOFN.

Information in this press release may contain forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, our ability to comply with the Written Agreement we entered with the Federal Reserve Bank of Richmond and the North Carolina Office of the Commissioner of Banks in May 2011, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates on the level and composition of deposits, the effects of competition from other financial institutions, our ability to raise capital and continue as a going concern, the failure of assumptions underlying the establishment of the allowance for loan losses, our ability to maintain an effective internal control environment, and the low trading volume of the Company's common stock. Additional factors that could cause actual results to differ materially are discussed in the Company's filings with the Securities and Exchange Commission, including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. The Company does not undertake a duty to update any forward-looking statements in this press release.

CONTACT:
Four Oaks Fincorp, Inc.
Ayden R. Lee, Jr., Chairman, President, and Chief Executive Officer, or
Nancy S. Wise, Executive Vice President and Chief Financial Officer
919-963-2177